Exhibit 99.2

Earnings Release and Supplemental Information Package

Second Quarter 2024

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Second Quarter 2024 Financial and Operating Results
Raises Full Year 2024 Guidance
LAS VEGAS, August 1, 2024—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended June 30, 2024.
Highlights
•Rents and other single-family property revenues increased 7.1% year-over-year to $423.5 million for the second quarter of 2024.
•Net income attributable to common shareholders totaled $92.1 million, or $0.25 per diluted share, for the second quarter of 2024, compared to $98.0 million, or $0.27 per diluted share, for the second quarter of 2023.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 8.5% year-over-year to $0.45 per FFO share and unit for the second quarter of 2024 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 9.4% year-over-year to $0.39 per FFO share and unit for the second quarter of 2024.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 5.9% year-over-year for the second quarter of 2024.
•Achieved Same-Home Average Occupied Days Percentage of 96.6% in the second quarter of 2024, while generating 5.7% rate growth on new leases and 5.2% rate growth on renewals, resulting in 5.3% blended rate growth.
•Delivered a total of 671 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the second quarter of 2024.
•Issued $500.0 million of 5.500% unsecured senior notes due 2034 during the second quarter, raising net proceeds of $494.0 million.
•Raised Full Year 2024 Core FFO attributable to common share and unit holders guidance midpoint by $0.03 per share and unit to $1.76, representing anticipated full year growth of 6.0% over prior year.
“The consistency and predictability of the AMH platform was on full display in the second quarter. Our teams did a great job executing across all areas of the business, driving positive impacts on both the topline and controllable expenses, contributing to an increase in full year Core FFO per share growth guidance by 3 cents to $1.76 at the midpoint,” stated David P. Singelyn, Chief Executive Officer at AMH. “We were also active in the debt capital markets, de-risking our 2024 debt maturities, increasing our financial flexibility for opportunistic growth, and bringing us one step closer to a fully unencumbered balance sheet. This quarter was another example of the earnings power of the total AMH platform and our ability to consistently create shareholder value now and into the future.”
Second Quarter 2024 Financial Results
Net income attributable to common shareholders totaled $92.1 million, or $0.25 per diluted share, for the second quarter of 2024, compared to $98.0 million, or $0.27 per diluted share, for the second quarter of 2023. The decrease was primarily due to lower net gains on property sales, partially offset by increases in rents and other single-family property revenues exceeding increases in total expenses.
Rents and other single-family property revenues increased 7.1% to $423.5 million for the second quarter of 2024, compared to $395.5 million for the second quarter of 2023. Revenue growth was primarily driven by higher rental rates.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
Core NOI from our total portfolio increased 8.7% to $243.0 million for the second quarter of 2024, compared to $223.5 million for the second quarter of 2023. This growth was driven by a 7.5% increase in core revenues resulting primarily from higher rental rates, partially offset by a 5.4% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 5.5% to $338.8 million for the second quarter of 2024, compared to $321.1 million for the second quarter of 2023, which was driven by a 5.6% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents, partially offset by a 40 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 4.8% to $118.8 million for the second quarter of 2024, compared to $113.4 million for the second quarter of 2023, primarily driven by annual increases in property tax expense and inflationary increases in all other expenses. As a result, Core NOI from Same-Home properties increased 5.9% to $219.9 million for the second quarter of 2024, compared to $207.7 million for the second quarter of 2023.
Core FFO attributable to common share and unit holders was $187.1 million, or $0.45 per FFO share and unit, for the second quarter of 2024, compared to $170.5 million, or $0.41 per FFO share and unit, for the second quarter of 2023. Adjusted FFO attributable to common share and unit holders was $164.6 million, or $0.39 per FFO share and unit, for the second quarter of 2024, compared to $148.8 million, or $0.36 per FFO share and unit, for the second quarter of 2023. These improvements were primarily attributable to higher rental rates.
Year-to-Date 2024 Financial Results
Net income attributable to common shareholders totaled $201.4 million, or $0.55 per diluted share, for the six-month period ended June 30, 2024, compared to $215.5 million, or $0.59 per diluted share, for the six-month period ended June 30, 2023. The decrease was primarily due to lower net gains on property sales, partially offset by increases in rents and other single-family property revenues exceeding increases in total expenses.
Rents and other single-family property revenues increased 6.8% to $847.0 million for the six-month period ended June 30, 2024, compared to $793.3 million for the six-month period ended June 30, 2023. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 8.2% to $480.7 million for the six-month period ended June 30, 2024, compared to $444.4 million for the six-month period ended June 30, 2023. This growth was driven by a 7.3% increase in core revenues resulting primarily from higher rental rates, partially offset by a 5.7% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 5.5% to $671.7 million for the six-month period ended June 30, 2024, compared to $636.9 million for the six-month period ended June 30, 2023, which was driven by a 5.7% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents, partially offset by a 70 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 5.3% to $232.8 million for the six-month period ended June 30, 2024, compared to $221.2 million for the six-month period ended June 30, 2023, primarily driven by annual increases in property tax expense and inflationary increases in all other expenses. As a result, Core NOI from Same-Home properties increased 5.6% to $438.9 million for the six-month period ended June 30, 2024, compared to $415.8 million for the six-month period ended June 30, 2023.
Core FFO attributable to common share and unit holders was $368.0 million, or $0.88 per FFO share and unit, for the six-month period ended June 30, 2024, compared to $339.0 million, or $0.82 per FFO share and unit, for the six-month period ended June 30, 2023. Adjusted FFO attributable to common share and unit holders was $330.7 million, or $0.79 per FFO

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
share and unit, for the six-month period ended June 30, 2024, compared to $302.3 million, or $0.73 per FFO share and unit, for the six-month period ended June 30, 2023. These improvements were primarily attributable to higher rental rates.

Portfolio
Average Occupied Days Percentage was 95.8% for the second quarter of 2024, compared to 95.3% for the first quarter of 2024.
Investments
As of June 30, 2024, the Company’s total single-family properties, excluding properties held for sale, consisted of 58,860 homes, compared to 58,615 homes as of March 31, 2024, an increase of 245 homes during the second quarter of 2024, which included 580 newly constructed homes delivered to our operating portfolio through our AMH Development Program and 10 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 345 homes identified for sale or contributed to unconsolidated joint ventures. During the second quarter of 2024, we also developed an additional 91 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 671 total program deliveries through our AMH Development Program. As of June 30, 2024, the Company had 633 properties held for sale and 3,167 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the second quarter of 2024, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $500.0 million of 5.500% unsecured senior notes with a maturity date of July 15, 2034 (the “2034 Notes”). Interest on the 2034 Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2025. The Operating Partnership received aggregate net proceeds of $494.0 million from this offering, after underwriting fees of $3.3 million and a $2.7 million discount, and before offering costs of $1.1 million.
As of June 30, 2024, the Company had cash and cash equivalents of $718.4 million and had total outstanding debt of $5.1 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.3% and a weighted-average term to maturity of 11.6 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility and had estimated net proceeds of $109.3 million available from future settlement under its At-the-Market Program forward sale agreements at the end of the quarter. During the second quarter of 2024, the Company generated $55.4 million of Retained Cash Flow and sold 391 properties generating $124.4 million of net proceeds. In July 2024, the Company provided notice of its intent to pay off the AMH 2014-SFR3 securitization during the third quarter of 2024, which had a balance of $472.9 million as of June 30, 2024.
In July 2024, the Company entered into a new credit agreement with a $1.25 billion sustainability-linked revolving credit facility, replacing its previous $1.25 billion revolving credit facility. The interest rate on the new revolving credit facility is at either a daily or Term Secured Overnight Financing Rate (“SOFR”) plus a 0.10% spread adjustment and a margin ranging from 0.725% to 1.40% or a base rate (determined according to the greater of a prime rate, federal funds rate plus 0.5% or the daily SOFR plus 1.10%) plus a margin ranging from 0.00% to 0.40%. In each case, the actual margin is determined based on the Company’s credit ratings in effect from time to time. The new revolving credit facility matures on July 16, 2028, with two six-month extension options at the Company’s election if certain conditions are met.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2024 Guidance
Set forth below are the Company’s current expectations with respect to full year 2024 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2024 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2024
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.70 - $1.76	$1.74 - $1.78
Core FFO attributable to common share and unit holders growth	2.4% - 6.0%	4.8% - 7.2%

Same-Home
Core revenues growth	3.75% - 5.75%	4.25% - 5.75%
Core property operating expenses growth	5.25% - 7.25%	5.25% - 6.75%
Core NOI growth	3.00% - 5.00%	3.50% - 5.50%

Full Year 2024 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,825 - 1,975	$700 - $800 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,825 - 1,975	$0.9 - $1.1 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.1 - $1.3 billion

Changes to Full Year 2024 guidance:
•$0.03 incremental Core FFO per share related to:
◦$0.02 from increased Core NOI growth from both the Same-Home and Non-Same Home portfolios driven by:
▪Better core revenues growth from (i) increased full year leasing spread expectations driven by strong year-to-date activity and improved outlook in the second half of the year, and (ii) lower bad debt expense.
▪Lowered core property operating expenses growth from ongoing cost control execution as well as modestly favorable property tax information.
◦$0.01 from modestly improved full year outlook around interest income and general and administrative expense.

Additional Information
A copy of the Company’s Second Quarter 2024 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Friday, August 2, 2024 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2024 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, August 16, 2024 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13746893#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2023 Best Workplaces in Real Estate™, a 2024 Great Place to Work®, a 2023 Most Loved Workplace®, a 2024 Top U.S. Homebuilder by Builder100, and one of America’s Most Responsible Companies 2024 and Most Trustworthy Companies in America 2024 by Newsweek and Statista Inc. As of June 30, 2024, we owned nearly 60,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2024 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2024 and 2023:

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$423,494	$395,548	$847,049	$793,251
Tenant charge-backs	(47,371)	(45,814)	(104,708)	(101,209)
Core revenues	376,123	349,734	742,341	692,042
Less: Non-Same-Home core revenues	(37,359)	(28,646)	(70,659)	(55,121)
Same-Home core revenues	$338,764	$321,088	$671,682	$636,921

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$149,470	$142,553	$305,397	$289,621
Property management expenses	32,382	30,666	63,784	61,466
Noncash share-based compensation - property management	(1,340)	(1,132)	(2,784)	(2,198)
Expenses reimbursed by tenant charge-backs	(47,371)	(45,814)	(104,708)	(101,209)
Core property operating expenses	133,141	126,273	261,689	247,680
Less: Non-Same-Home core property operating expenses	(14,307)	(12,859)	(28,912)	(26,528)
Same-Home core property operating expenses	$118,834	$113,414	$232,777	$221,152

Core NOI and Same-Home Core NOI
Net income	$108,534	$115,414	$236,629	$253,113
Loss on early extinguishment of debt	63	—	1,017	—
Gain on sale and impairment of single-family properties and other, net	(43,892)	(62,758)	(112,793)	(147,417)
Depreciation and amortization	117,603	113,199	233,329	225,916
Acquisition and other transaction costs	2,937	4,175	6,261	9,251
Noncash share-based compensation - property management	1,340	1,132	2,784	2,198
Interest expense	38,678	34,844	77,255	70,726
General and administrative expense	21,693	19,937	43,578	37,792
Other income and expense, net	(3,974)	(2,482)	(7,408)	(7,217)
Core NOI	242,982	223,461	480,652	444,362
Less: Non-Same-Home Core NOI	(23,052)	(15,787)	(41,747)	(28,593)
Same-Home Core NOI	$219,930	$207,674	$438,905	$415,769

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$423,494	$423,555	$408,657	$421,697	$395,548
Tenant charge-backs	(47,371)	(57,337)	(48,506)	(65,840)	(45,814)
Core revenues	376,123	366,218	360,151	355,857	349,734
Less: Non-Same-Home core revenues	(37,359)	(33,300)	(31,637)	(30,339)	(28,646)
Same-Home core revenues	$338,764	$332,918	$328,514	$325,518	$321,088

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$149,470	$155,927	$142,797	$167,041	$142,553
Property management expenses	32,382	31,402	31,112	30,785	30,666
Noncash share-based compensation - property management	(1,340)	(1,444)	(879)	(953)	(1,132)
Expenses reimbursed by tenant charge-backs	(47,371)	(57,337)	(48,506)	(65,840)	(45,814)
Core property operating expenses	133,141	128,548	124,524	131,033	126,273
Less: Non-Same-Home core property operating expenses	(14,307)	(14,605)	(13,567)	(13,845)	(12,859)
Same-Home core property operating expenses	$118,834	$113,943	$110,957	$117,188	$113,414

Core NOI and Same-Home Core NOI
Net income	$108,534	$128,095	$90,937	$88,092	$115,414
Loss on early extinguishment of debt	63	954	—	—	—
Gain on sale and impairment of single-family properties and other, net	(43,892)	(68,901)	(29,082)	(33,335)	(62,758)
Depreciation and amortization	117,603	115,726	115,771	114,863	113,199
Acquisition and other transaction costs	2,937	3,324	4,260	3,399	4,175
Noncash share-based compensation - property management	1,340	1,444	879	953	1,132
Interest expense	38,678	38,577	35,091	34,381	34,844
General and administrative expense	21,693	21,885	18,487	18,336	19,937
Other income and expense, net	(3,974)	(3,434)	(716)	(1,865)	(2,482)
Core NOI	242,982	237,670	235,627	224,824	223,461
Less: Non-Same-Home Core NOI	(23,052)	(18,695)	(18,070)	(16,494)	(15,787)
Same-Home Core NOI	$219,930	$218,975	$217,557	$208,330	$207,674

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$242,982	$237,670	$235,627	$224,824	$223,461
Less: Encumbered Core NOI (1)	(51,636)	(51,435)	(51,304)	(48,758)	(48,563)
Unencumbered Core NOI (1)	$191,346	$186,235	$184,323	$176,066	$174,898
(1)Encumbered Core NOI and Unencumbered Core NOI are recast for prior periods to reflect the encumbered and unencumbered portfolios as of the end of the quarter subsequent to securitization payoffs.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Operating Data
Net income attributable to common shareholders	$92,142	$98,029	$201,431	$215,494
Core revenues	$376,123	$349,734	$742,341	$692,042
Core NOI	$242,982	$223,461	$480,652	$444,362
Core NOI margin	64.6%	63.9%	64.7%	64.2%
Fully Adjusted EBITDAre	$211,573	$191,365	$424,309	$388,398
Fully Adjusted EBITDAre Margin	55.7%	54.3%	56.7%	55.6%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.42	$0.38	$0.82	$0.77
Core FFO attributable to common share and unit holders	$0.45	$0.41	$0.88	$0.82
Adjusted FFO attributable to common share and unit holders	$0.39	$0.36	$0.79	$0.73

	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$10,295,131	$10,217,286	$10,165,719	$10,132,185	$10,007,290
Total assets	$13,303,940	$12,761,092	$12,688,190	$12,559,377	$12,522,438
Outstanding borrowings under revolving credit facility	$—	$—	$90,000	$—	$—
Total Debt	$5,055,355	$4,561,186	$4,517,158	$4,433,095	$4,438,629
Total Capitalization	$20,813,612	$20,154,156	$19,717,611	$18,591,650	$19,322,870
Total Debt to Total Capitalization	24.3%	22.6%	22.9%	23.8%	23.0%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.1 x	5.3 x	5.4 x	5.4 x	5.3 x
NYSE AMH Class A common share closing price	$37.16	$36.78	$35.96	$33.69	$35.45

Portfolio Data - end of period
Occupied single-family properties	56,669	56,362	55,768	55,949	56,000
Single-family properties leased, not yet occupied	407	418	251	299	393
Single-family properties in turnover process	1,543	1,491	2,053	1,803	1,437
Single-family properties recently renovated or developed	240	337	384	333	215
Single-family properties newly acquired and under renovation	1	7	14	8	—
Total single-family properties, excluding properties held for sale	58,860	58,615	58,470	58,392	58,045
Single-family properties held for sale	633	728	862	700	648
Total single-family properties wholly owned	59,493	59,343	59,332	59,092	58,693
Single-family properties managed under joint ventures	3,167	3,004	2,978	2,936	2,846
Total single-family properties wholly owned and managed	62,660	62,347	62,310	62,028	61,539
Total Average Occupied Days Percentage (1)	95.8%	95.3%	95.0%	95.6%	96.2%
Same-Home Average Occupied Days Percentage (52,987 properties)	96.6%	96.2%	96.1%	96.5%	97.0%

Other Data
Distributions declared per common share	$0.26	$0.26	$0.22	$0.22	$0.22
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Rents and other single-family property revenues	$423,494	$395,548	$847,049	$793,251

Expenses:
Property operating expenses	149,470	142,553	305,397	289,621
Property management expenses	32,382	30,666	63,784	61,466
General and administrative expense	21,693	19,937	43,578	37,792
Interest expense	38,678	34,844	77,255	70,726
Acquisition and other transaction costs	2,937	4,175	6,261	9,251
Depreciation and amortization	117,603	113,199	233,329	225,916
Total expenses	362,763	345,374	729,604	694,772

Gain on sale and impairment of single-family properties and other, net	43,892	62,758	112,793	147,417
Loss on early extinguishment of debt	(63)	—	(1,017)	—
Other income and expense, net	3,974	2,482	7,408	7,217

Net income	108,534	115,414	236,629	253,113

Noncontrolling interest	12,906	13,899	28,226	30,647
Dividends on preferred shares	3,486	3,486	6,972	6,972

Net income attributable to common shareholders	$92,142	$98,029	$201,431	$215,494

Weighted-average common shares outstanding:
Basic	366,778,333	362,148,911	366,645,796	361,267,035
Diluted	367,312,955	362,479,942	367,142,626	361,593,174

Net income attributable to common shareholders per share:
Basic	$0.25	$0.27	$0.55	$0.59
Diluted	$0.25	$0.27	$0.55	$0.59

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Net income attributable to common shareholders	$92,142	$98,029	$201,431	$215,494
Adjustments:
Noncontrolling interests in the Operating Partnership	12,906	13,899	28,226	30,647
Gain on sale and impairment of single-family properties and other, net	(43,892)	(62,758)	(112,793)	(147,417)
Adjustments for unconsolidated joint ventures	1,196	1,058	2,793	1,568
Depreciation and amortization	117,603	113,199	233,329	225,916
Less: depreciation and amortization of non-real estate assets	(4,769)	(4,249)	(9,424)	(8,426)
FFO attributable to common share and unit holders	$175,186	$159,178	$343,562	$317,782
Adjustments:
Acquisition, other transaction costs and other	2,937	4,175	6,261	9,251
Noncash share-based compensation - general and administrative	7,559	5,982	14,398	9,725
Noncash share-based compensation - property management	1,340	1,132	2,784	2,198
Loss on early extinguishment of debt	63	—	1,017	—
Core FFO attributable to common share and unit holders	$187,085	$170,467	$368,022	$338,956
Recurring Capital Expenditures	(21,403)	(20,913)	(35,527)	(35,106)
Leasing costs	(1,042)	(768)	(1,837)	(1,576)
Adjusted FFO attributable to common share and unit holders	$164,640	$148,786	$330,658	$302,274

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.42	$0.38	$0.82	$0.77
Core FFO attributable to common share and unit holders	$0.45	$0.41	$0.88	$0.82
Adjusted FFO attributable to common share and unit holders	$0.39	$0.36	$0.79	$0.73

Weighted-average FFO shares and units:
Common shares outstanding	366,778,333	362,148,911	366,645,796	361,267,035
Share-based compensation plan and forward sale equity contracts (1)	888,460	800,106	883,662	744,772
Operating partnership units	51,376,980	51,376,980	51,376,980	51,376,980
Total weighted-average FFO shares and units	419,043,773	414,325,997	418,906,438	413,388,787
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Rents from single-family properties	$371,414	$346,872	$733,463	$687,086
Fees from single-family properties	8,144	7,400	16,145	14,840
Bad debt	(3,435)	(4,538)	(7,267)	(9,884)
Core revenues	376,123	349,734	742,341	692,042

Property tax expense	64,026	60,743	128,614	120,627
HOA fees, net (1)	6,738	6,291	13,052	12,273
R&M and turnover costs, net (1)	28,263	26,954	53,109	50,570
Insurance	4,948	4,601	9,725	8,532
Property management expenses, net (2)	29,166	27,684	57,189	55,678
Core property operating expenses	133,141	126,273	261,689	247,680

Core NOI	$242,982	$223,461	$480,652	$444,362
Core NOI margin	64.6%	63.9%	64.7%	64.2%

	For the Three Months Ended Jun 30, 2024
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	52,987	3,499	2,363	644	59,493
Average Occupied Days Percentage	96.6%	95.0%	78.9%	55.2%	95.4%

Rents from single-family properties	$334,433	$23,719	$11,058	$2,204	$371,414
Fees from single-family properties	7,207	506	358	73	8,144
Bad debt	(2,876)	(206)	(115)	(238)	(3,435)
Core revenues	338,764	24,019	11,301	2,039	376,123

Property tax expense	57,972	3,713	1,778	563	64,026
HOA fees, net (1)	6,116	428	204	(10)	6,738
R&M and turnover costs, net (1)	25,207	1,474	1,126	456	28,263
Insurance	4,303	363	236	46	4,948
Property management expenses, net (2)	25,236	1,654	2,033	243	29,166
Core property operating expenses	118,834	7,632	5,377	1,298	133,141

Core NOI	$219,930	$16,387	$5,924	$741	$242,982
Core NOI margin	64.9%	68.2%	52.4%	36.3%	64.6%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,003 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,360 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 633 properties held for sale, 1 property newly acquired and under renovation that is not yet placed into service and 10 properties identified for future sale. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2024	2023	Change	2024	2023	Change
Number of Same-Home properties	52,987	52,987		52,987	52,987
Average Occupied Days Percentage	96.6%	97.0%	(0.4)%	96.4%	97.1%	(0.7)%
Average Monthly Realized Rent per Property	$2,178	$2,063	5.6%	$2,163	$2,045	5.7%
Turnover Rate	7.8%	8.5%	(0.7)%	14.2%	14.9%	(0.7)%
Turnover Rate - TTM	29.0%	N/A		29.0%	N/A

Core NOI:
Rents from single-family properties	$334,433	$318,031	5.2%	$663,124	$631,256	5.0%
Fees from single-family properties	7,207	6,677	7.9%	14,376	13,312	8.0%
Bad debt	(2,876)	(3,620)	(20.6)%	(5,818)	(7,647)	(23.9)%
Core revenues	338,764	321,088	5.5%	671,682	636,921	5.5%

Property tax expense	57,972	55,260	4.9%	116,021	109,114	6.3%
HOA fees, net (1)	6,116	5,803	5.4%	11,868	11,247	5.5%
R&M and turnover costs, net (1)	25,207	23,918	5.4%	46,797	44,262	5.7%
Insurance	4,303	4,162	3.4%	8,545	7,731	10.5%
Property management expenses, net (2)	25,236	24,271	4.0%	49,546	48,798	1.5%
Core property operating expenses	118,834	113,414	4.8%	232,777	221,152	5.3%

Core NOI	$219,930	$207,674	5.9%	$438,905	$415,769	5.6%
Core NOI margin	64.9%	64.7%		65.3%	65.3%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$19,590	$18,598	5.3%	$32,482	$31,233	4.0%

Per property:
Average Recurring Capital Expenditures	$370	$351	5.3%	$613	$589	4.0%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$845	$802	5.4%	$1,496	$1,425	5.0%

Property Enhancing Capex	$8,826	$13,686		$17,041	$27,416
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Average Occupied Days Percentage	96.6%	96.2%	96.1%	96.5%	97.0%
Average Monthly Realized Rent per Property	$2,178	$2,148	$2,127	$2,101	$2,063

Average Change in Rent for Renewals	5.2%	5.9%	6.0%	7.1%	6.8%
Average Change in Rent for Re-Leases	5.7%	4.8%	4.2%	7.0%	9.0%
Average Blended Change in Rent	5.3%	5.6%	5.4%	7.0%	7.5%

Core NOI:
Rents from single-family properties	$334,433	$328,691	$324,989	$322,358	$318,031
Fees from single-family properties	7,207	7,169	7,096	7,220	6,677
Bad debt	(2,876)	(2,942)	(3,571)	(4,060)	(3,620)
Core revenues	338,764	332,918	328,514	325,518	321,088

Property tax expense	57,972	58,049	53,959	54,371	55,260
HOA fees, net (1)	6,116	5,752	5,957	6,193	5,803
R&M and turnover costs, net (1)	25,207	21,590	22,383	28,421	23,918
Insurance	4,303	4,242	4,204	4,202	4,162
Property management expenses, net (2)	25,236	24,310	24,454	24,001	24,271
Core property operating expenses	118,834	113,943	110,957	117,188	113,414

Core NOI	$219,930	$218,975	$217,557	$208,330	$207,674
Core NOI margin	64.9%	65.8%	66.2%	64.0%	64.7%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$19,590	$12,892	$15,060	$21,248	$18,598

Per property:
Average Recurring Capital Expenditures	$370	$243	$284	$401	$351
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$845	$651	$707	$937	$802

Property Enhancing Capex	$8,826	$8,215	$7,458	$13,819	$13,686
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Gross Book Value per Property	% of 2Q24 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,246	$219,910	9.7%	5.6%	5.9%	5.7%
Dallas-Fort Worth, TX	3,750	174,703	5.7%	5.3%	4.9%	5.2%
Charlotte, NC	3,768	214,111	7.4%	5.6%	7.2%	6.0%
Nashville, TN	3,003	243,020	7.1%	5.2%	5.4%	5.3%
Phoenix, AZ	2,942	211,511	6.3%	5.0%	3.0%	4.4%
Indianapolis, IN	2,781	173,849	4.2%	4.8%	7.7%	5.5%
Jacksonville, FL	2,776	208,463	4.8%	4.5%	3.8%	4.3%
Tampa, FL	2,562	221,209	4.7%	5.2%	5.3%	5.2%
Houston, TX	2,215	178,629	2.8%	5.0%	5.0%	5.0%
Cincinnati, OH	2,058	195,469	3.9%	4.7%	9.0%	5.8%
Raleigh, NC	2,052	199,268	3.6%	5.7%	4.8%	5.4%
Columbus, OH	2,049	190,824	3.8%	5.6%	8.0%	6.1%
Salt Lake City, UT	1,834	301,496	4.6%	4.0%	5.2%	4.3%
Orlando, FL	1,640	204,806	2.9%	5.9%	7.1%	6.2%
Las Vegas, NV	1,590	252,667	3.4%	4.2%	4.2%	4.2%
Greater Chicago area, IL and IN	1,498	191,898	2.6%	6.3%	10.0%	7.0%
Charleston, SC	1,459	229,383	3.0%	5.3%	6.4%	5.6%
San Antonio, TX	1,135	195,840	1.6%	3.2%	(1.8)%	1.5%
Savannah/Hilton Head, SC	974	203,550	2.0%	7.5%	11.8%	8.7%
Seattle, WA	921	323,128	2.3%	6.9%	6.8%	6.8%
All Other (2)	6,734	221,741	13.6%	5.0%	5.7%	5.2%
Total/Average	52,987	$213,607	100.0%	5.2%	5.7%	5.3%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	2Q24 QTD	2Q23 QTD	Change	2Q24 QTD	2Q23 QTD	Change
Atlanta, GA	96.0%	97.1%	(1.1)%	$2,206	$2,086	5.8%
Dallas-Fort Worth, TX	95.7%	97.2%	(1.5)%	2,255	2,139	5.4%
Charlotte, NC	97.5%	97.2%	0.3%	2,114	1,991	6.2%
Nashville, TN	96.2%	96.8%	(0.6)%	2,301	2,185	5.3%
Phoenix, AZ	95.6%	96.3%	(0.7)%	2,117	2,021	4.8%
Indianapolis, IN	98.0%	97.1%	0.9%	1,835	1,740	5.5%
Jacksonville, FL	96.5%	97.3%	(0.8)%	2,137	2,039	4.8%
Tampa, FL	96.2%	97.0%	(0.8)%	2,354	2,205	6.8%
Houston, TX	96.3%	98.0%	(1.7)%	2,033	1,933	5.2%
Cincinnati, OH	97.7%	96.9%	0.8%	2,090	1,972	6.0%
Raleigh, NC	96.5%	96.6%	(0.1)%	2,003	1,904	5.2%
Columbus, OH	97.3%	97.1%	0.2%	2,131	2,018	5.6%
Salt Lake City, UT	97.4%	96.9%	0.5%	2,403	2,301	4.4%
Orlando, FL	95.9%	97.2%	(1.3)%	2,317	2,151	7.7%
Las Vegas, NV	96.1%	96.1%	—%	2,208	2,123	4.0%
Greater Chicago area, IL and IN	98.3%	97.7%	0.6%	2,385	2,246	6.2%
Charleston, SC	96.7%	97.7%	(1.0)%	2,252	2,119	6.3%
San Antonio, TX	95.2%	95.5%	(0.3)%	1,935	1,885	2.7%
Savannah/Hilton Head, SC	97.5%	98.5%	(1.0)%	2,179	1,994	9.3%
Seattle, WA	95.6%	96.1%	(0.5)%	2,724	2,567	6.1%
All Other (2)	96.7%	96.7%	—%	2,160	2,045	5.6%
Total/Average	96.6%	97.0%	(0.4)%	$2,178	$2,063	5.6%
(1)Reflected for the three months ended June 30, 2024.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2024	Dec 31, 2023
	(Unaudited)
Assets
Single-family properties:
Land	$2,263,275	$2,234,301
Buildings and improvements	10,928,442	10,651,388
Single-family properties in operation	13,191,717	12,885,689
Less: accumulated depreciation	(2,896,586)	(2,719,970)
Single-family properties in operation, net	10,295,131	10,165,719
Single-family properties under development and development land	1,228,534	1,409,424
Single-family properties and land held for sale, net	201,930	182,082
Total real estate assets, net	11,725,595	11,757,225
Cash and cash equivalents	718,380	59,385
Restricted cash	163,266	162,476
Rent and other receivables	43,456	42,823
Escrow deposits, prepaid expenses and other assets	382,836	406,138
Investments in unconsolidated joint ventures	150,128	114,198
Asset-backed securitization certificates	—	25,666
Goodwill	120,279	120,279
Total assets	$13,303,940	$12,688,190

Liabilities
Revolving credit facility	$—	$90,000
Asset-backed securitizations, net	1,402,488	1,871,421
Unsecured senior notes, net	3,590,102	2,500,226
Accounts payable and accrued expenses	599,363	573,660
Total liabilities	5,591,953	5,035,307

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,659	3,643
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,406,098	7,357,848
Accumulated deficit	(385,298)	(394,908)
Accumulated other comprehensive income	597	843
Total shareholders’ equity	7,025,154	6,967,524
Noncontrolling interest	686,833	685,359
Total equity	7,711,987	7,652,883

Total liabilities and equity	$13,303,940	$12,688,190

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of June 30, 2024
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	6.33%	1.8
Total floating rate debt	—	—	—	—%	6.33%	1.8

Fixed rate debt:
AMH 2014-SFR3 securitization (4)	472,900	—	472,900	9.3%	4.40%	0.4
AMH 2015-SFR1 securitization	498,656	—	498,656	9.9%	4.14%	20.8
AMH 2015-SFR2 securitization	433,799	—	433,799	8.6%	4.36%	21.3
2028 unsecured senior notes	—	500,000	500,000	9.9%	4.08%	3.6
2029 unsecured senior notes	—	400,000	400,000	7.9%	4.90%	4.6
2031 unsecured senior notes	—	450,000	450,000	8.9%	2.46%	7.0
2032 unsecured senior notes	—	600,000	600,000	11.9%	3.63%	7.8
2034 unsecured senior notes I	—	600,000	600,000	11.9%	5.50%	9.6
2034 unsecured senior notes II	—	500,000	500,000	9.9%	5.50%	10.0
2051 unsecured senior notes	—	300,000	300,000	5.9%	3.38%	27.1
2052 unsecured senior notes	—	300,000	300,000	5.9%	4.30%	27.8
Total fixed rate debt	1,405,355	3,650,000	5,055,355	100.0%	4.29%	11.6

Total Debt	$1,405,355	$3,650,000	5,055,355	100.0%	4.29%	11.6

Unamortized discounts and loan costs			(62,765)
Total debt per balance sheet			$4,992,590

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2024	$478,051	9.5%
2025	10,302	0.2%
2026	10,302	0.2%
2027	10,302	0.2%
2028	510,302	10.1%
Thereafter	4,036,096	79.8%
Total	$5,055,355	100.0%
(1)Interest rates are as of June 30, 2024 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis. The AMH 2015-SFR1 securitization and AMH 2015-SFR2 securitization have anticipated repayment dates of April 9, 2025 and October 9, 2025, respectively. If the securitizations are not repaid by this date, the duration-adjusted weighted-average interest rate will increase by a minimum of 3.00%.
(3)The revolving credit facility bears interest at the Secured Overnight Financing Rate (“SOFR”), as adjusted for the Company’s SOFR spread, plus 0.90% as of period end.
(4)The Company has provided notice to the lender of its intent to pay off the AMH 2014-SFR3 securitization during the third quarter of 2024.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2024	2023	2024	2023
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$38,678	$34,844	$77,255	$70,726
Less: amortization of discounts, loan costs and cash flow hedges	(2,904)	(3,065)	(5,960)	(6,108)
Add: capitalized interest	13,131	13,733	27,353	26,821
Cash interest	$48,905	$45,512	$98,648	$91,439

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of June 30, 2024
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$5,055,355	24.3%

Total preferred shares		230,000	1.1%

Common equity at market value:
Common shares outstanding	366,498,620
Operating partnership units	51,376,980
Total shares and units	417,875,600
NYSE AMH Class A common share closing price at June 30, 2024	$37.16
Market value of common shares and operating partnership units		15,528,257	74.6%

Total Capitalization		$20,813,612	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.1 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.4 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage	78.4%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	31.6%
Ratio of Secured Debt to Total Assets	<	40.0%	8.8%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	370.5%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.63 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.0%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	8.2%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.3%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.91 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.30 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of June 30, 2024
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,911	10.0%	$227,955	2,179	17.4
Charlotte, NC	4,139	7.0%	223,404	2,114	17.9
Dallas-Fort Worth, TX	3,976	6.8%	176,361	2,093	20.0
Phoenix, AZ	3,337	5.7%	216,224	1,842	19.5
Nashville, TN	3,361	5.7%	251,718	2,120	16.3
Jacksonville, FL	3,206	5.4%	223,546	1,926	14.3
Tampa, FL	2,960	5.0%	237,215	1,948	15.1
Indianapolis, IN	2,830	4.8%	174,836	1,927	21.4
Houston, TX	2,350	4.0%	178,589	2,082	18.6
Las Vegas, NV	2,322	3.9%	293,057	1,941	11.3
Raleigh, NC	2,199	3.7%	200,476	1,888	18.0
Columbus, OH	2,148	3.6%	197,018	1,882	21.5
Cincinnati, OH	2,121	3.6%	198,087	1,843	21.5
Orlando, FL	2,078	3.5%	228,316	1,919	17.6
Salt Lake City, UT	1,921	3.3%	306,457	2,246	17.5
Charleston, SC	1,578	2.7%	234,234	1,965	13.1
Greater Chicago area, IL and IN	1,534	2.6%	192,174	1,866	22.8
San Antonio, TX	1,212	2.1%	198,754	1,914	15.3
Savannah/Hilton Head, SC	1,050	1.8%	212,511	1,889	15.7
Seattle, WA	1,013	1.7%	333,672	2,006	14.4
All Other (3)	7,614	13.1%	239,480	1,917	17.3
Total/Average	58,860	100.0%	$224,120	1,993	17.6
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	95.2%	$2,217	5.7%	6.1%	5.8%
Charlotte, NC	97.1%	2,133	5.7%	7.6%	6.2%
Dallas-Fort Worth, TX	95.4%	2,255	5.4%	5.1%	5.3%
Phoenix, AZ	95.3%	2,111	5.4%	3.8%	5.0%
Nashville, TN	95.3%	2,310	5.3%	5.7%	5.4%
Jacksonville, FL	95.4%	2,148	4.5%	3.9%	4.4%
Tampa, FL	95.3%	2,380	5.3%	4.9%	5.2%
Indianapolis, IN	97.9%	1,837	4.8%	7.7%	5.5%
Houston, TX	96.2%	2,029	5.1%	5.4%	5.2%
Las Vegas, NV	93.5%	2,262	4.0%	4.4%	4.1%
Raleigh, NC	95.8%	2,006	5.6%	5.0%	5.5%
Columbus, OH	97.3%	2,145	5.7%	8.0%	6.2%
Cincinnati, OH	97.7%	2,092	4.7%	8.9%	5.8%
Orlando, FL	94.4%	2,333	5.8%	7.1%	6.2%
Salt Lake City, UT	96.9%	2,407	4.0%	5.1%	4.3%
Charleston, SC	93.9%	2,252	5.3%	6.7%	5.7%
Greater Chicago area, IL and IN	98.2%	2,384	6.2%	10.2%	7.0%
San Antonio, TX	95.0%	1,934	3.2%	(1.6)%	1.6%
Savannah/Hilton Head, SC	97.4%	2,191	7.3%	11.6%	8.6%
Seattle, WA	94.8%	2,737	6.9%	6.7%	6.8%
All Other (3)	95.8%	2,176	5.0%	5.7%	5.2%
Total/Average	95.8%	$2,190	5.3%	5.9%	5.4%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended June 30, 2024.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	2Q24 Additions		YTD 2Q24 Additions
Market	Number of Properties	Average Total Investment Cost	Number of Properties	Average Total Investment Cost
Las Vegas, NV	103	$392,062	209	$396,193
Orlando, FL	74	368,512	114	365,702
Jacksonville, FL	70	349,254	116	347,662
Tampa, FL	60	383,279	95	371,739
Atlanta, GA	59	389,588	118	376,152
Charlotte, NC	33	364,495	67	356,320
Boise, ID	31	423,522	34	425,181
Nashville, TN	29	411,503	51	426,868
Charleston, SC	25	359,465	47	361,251
Denver, CO	23	446,593	41	473,861
Tucson, AZ	22	332,682	39	334,823
Salt Lake City, UT	18	359,904	18	359,904
Seattle, WA	13	530,954	36	492,989
Colorado Springs, CO	11	497,273	15	495,948
Raleigh, NC	9	239,802	28	237,800
Phoenix, AZ	9	438,969	21	441,589
Savannah/Hilton Head, SC	1	349,161	1	349,161
Total/Average	590	$384,847	1,050	$382,891

Property Dispositions

	Jun 30, 2024 Single-Family Properties Held for Sale	2Q24 Dispositions		YTD 2Q24 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Greater Chicago area, IL and IN	74	8	$263,060	23	$267,394
Inland Empire, CA	64	11	478,180	19	469,180
Dallas-Fort Worth, TX	58	52	313,715	110	308,375
San Antonio, TX	49	14	264,288	34	252,288
Houston, TX	48	51	239,543	126	239,787
Atlanta, GA	36	40	330,108	78	324,007
Austin, TX	30	38	293,311	70	289,227
Phoenix, AZ	29	27	380,918	60	365,695
Tampa, FL	28	27	366,229	43	377,582
Charlotte, NC	23	13	352,963	23	352,054
Colorado Springs, CO	23	—	—	—	—
Boise, ID	19	5	310,796	5	310,797
Orlando, FL	18	21	341,006	49	335,270
Indianapolis, IN	17	14	242,665	34	239,532
Memphis, TN	14	10	234,420	27	243,667
Central Valley, CA	13	—	—	3	295,551
Nashville, TN	13	5	402,380	16	349,916
Bay Area, CA	12	—	—	2	642,259
Charleston, SC	12	5	440,213	7	416,740
Milwaukee, WI	10	3	364,327	12	377,218
All Other (1)	43	47	340,028	121	344,173
Total/Average	633	391	$318,286	862	$312,220
(1)Represents 16 markets in 11 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of June 30, 2024

	YTD 2Q24 Deliveries			Jun 30, 2024 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	229	$394,000	$2,560	1,009
Atlanta, GA	160	381,000	2,590	731
Jacksonville, FL	116	348,000	2,320	551
Orlando, FL	114	366,000	2,550	965
Tampa, FL	95	372,000	2,760	490
Phoenix, AZ	85	366,000	2,340	1,601
Charlotte, NC	67	356,000	2,690	269
Denver, CO	65	496,000	3,080	514
Seattle, WA	56	452,000	3,070	471
Nashville, TN	54	438,000	2,730	320
Charleston, SC	47	361,000	2,370	872
Boise, ID	34	425,000	2,540	284
Salt Lake City, UT	18	360,000	2,460	131
Columbus, OH	—	—	—	613
Raleigh, NC	—	—	—	66
Total/Average	1,140	$388,000	$2,600	8,887
Lots optioned				2,535
Total lots owned and optioned				11,422

Estimated Delivery Timing

	Dec 31, 2023 Lots for Future Delivery	YTD 2Q24 Net Additions/(Reductions) (2)	YTD 2Q24 Deliveries	Full Year Estimated 2024 Deliveries (3)	Deliveries Thereafter (3)
Wholly-owned development pipeline (1)	11,508	(67)	1,021	1,825 - 1,975	9,541
Joint venture development pipeline (1)(4)	1,121	—	119	375 - 425	721
Total development pipeline	12,629	(67)	1,140	2,200 - 2,400	10,262
(1)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(2)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(3)Reflects the Company’s latest development program estimates as of August 1, 2024.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	3Q24	4Q24	1Q25	2Q25	Thereafter
Lease expirations	2,645	13,069	9,379	13,883	14,398	3,702

Share Repurchase History
(Amounts in thousands, except share and per share data)

Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
1Q24	—	—	—
2Q24	—	—	—
Total	—	—	$—
	Remaining authorization:	$265,067

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Share Issuances			ATM Shares Sold Forward
Period	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—	$101,958
1Q24	932,746	33,756	36.19	2,987,024	110,616	37.03	144,372
2Q24	—	—	—	—	—	—	—
Total	3,732,429	$135,714	$36.36	2,987,024	$110,616	$37.03	246,330
						Remaining authorization:	$753,670

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2024 Guidance
Set forth below are the Company’s current expectations with respect to full year 2024 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2024 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2024
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.70 - $1.76	$1.74 - $1.78
Core FFO attributable to common share and unit holders growth	2.4% - 6.0%	4.8% - 7.2%

Same-Home
Core revenues growth	3.75% - 5.75%	4.25% - 5.75%
Core property operating expenses growth	5.25% - 7.25%	5.25% - 6.75%
Core NOI growth	3.00% - 5.00%	3.50% - 5.50%

Full Year 2024 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,825 - 1,975	$700 - $800 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,825 - 1,975	$0.9 - $1.1 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.1 - $1.3 billion

Changes to Full Year 2024 guidance:
•$0.03 incremental Core FFO per share related to:
◦$0.02 from increased Core NOI growth from both the Same-Home and Non-Same Home portfolios driven by:
▪Better core revenues growth from (i) increased full year leasing spread expectations driven by strong year-to-date activity and improved outlook in the second half of the year, and (ii) lower bad debt expense.
▪Lowered core property operating expenses growth from ongoing cost control execution as well as modestly favorable property tax information.
◦$0.01 from modestly improved full year outlook around interest income and general and administrative expense.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Total Debt	$5,055,355	$4,561,186	$4,517,158	$4,433,095	$4,438,629
Less: cash and cash equivalents	(718,380)	(124,826)	(59,385)	(69,514)	(199,601)
Less: asset-backed securitization certificates	—	—	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(37,112)	(33,243)	(42,278)	(52,382)	(45,289)
Net debt	$4,299,863	$4,403,117	$4,389,829	$4,285,533	$4,168,073
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$4,529,863	$4,633,117	$4,619,829	$4,515,533	$4,398,073

Adjusted EBITDAre - TTM	$896,679	$875,707	$860,086	$842,366	$827,550

Net Debt and Preferred Shares to Adjusted EBITDAre	5.1 x	5.3 x	5.4 x	5.4 x	5.3 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2024
Interest expense per income statement	$146,727
Less: amortization of discounts, loan costs and cash flow hedges	(12,131)
Add: capitalized interest	55,764
Cash interest	190,360
Dividends on preferred shares	13,944
Fixed charges	$204,304

Adjusted EBITDAre - TTM	$896,679

Fixed Charge Coverage	4.4 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Jun 30, 2024
(Amounts in thousands)	Sep 30, 2023	Dec 31, 2023	Mar 31, 2024	Jun 30, 2024
Unencumbered Core NOI (1)	$176,066	$184,323	$186,235	$191,346	$737,970
Core NOI	224,824	235,627	237,670	242,982	941,103
Unencumbered Core NOI Percentage					78.4%
(1)Unencumbered Core NOI is recast for prior periods to reflect the unencumbered portfolio as of the end of the quarter subsequent to securitization payoffs.

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and six months ended June 30, 2024 and 2023 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Net income	$108,534	$115,414	$236,629	$253,113
Interest expense	38,678	34,844	77,255	70,726
Depreciation and amortization	117,603	113,199	233,329	225,916
EBITDA	$264,815	$263,457	$547,213	$549,755

Gain on sale and impairment of single-family properties and other, net	(43,892)	(62,758)	(112,793)	(147,417)
Adjustments for unconsolidated joint ventures	1,196	1,058	2,793	1,568
EBITDAre	$222,119	$201,757	$437,213	$403,906

Noncash share-based compensation - general and administrative	7,559	5,982	14,398	9,725
Noncash share-based compensation - property management	1,340	1,132	2,784	2,198
Acquisition, other transaction costs and other	2,937	4,175	6,261	9,251
Loss on early extinguishment of debt	63	—	1,017	—
Adjusted EBITDAre	$234,018	$213,046	$461,673	$425,080

Recurring Capital Expenditures	(21,403)	(20,913)	(35,527)	(35,106)
Leasing costs	(1,042)	(768)	(1,837)	(1,576)
Fully Adjusted EBITDAre	$211,573	$191,365	$424,309	$388,398

Rents and other single-family property revenues	$423,494	$395,548	$847,049	$793,251
Less: tenant charge-backs	(47,371)	(45,814)	(104,708)	(101,209)
Adjustments for unconsolidated joint ventures - income	3,642	2,873	6,640	6,168
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$379,765	$352,607	$748,981	$698,210

Adjusted EBITDAre Margin	61.6%	60.4%	61.6%	60.9%

Fully Adjusted EBITDAre Margin	55.7%	54.3%	56.7%	55.6%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net income	$415,658	$422,538	$432,142	$444,996	$418,569
Interest expense	146,727	142,893	140,198	141,356	143,229
Depreciation and amortization	463,963	459,559	456,550	453,622	448,078
EBITDA	$1,026,348	$1,024,990	$1,028,890	$1,039,974	$1,009,876

Gain on sale and impairment of single-family properties and other, net	(175,210)	(194,076)	(209,834)	(238,159)	(229,021)
Adjustments for unconsolidated joint ventures	4,936	4,798	3,711	2,846	2,482
EBITDAre	$856,074	$835,712	$822,767	$804,661	$783,337

Noncash share-based compensation - general and administrative	21,052	19,475	16,379	15,851	15,081
Noncash share-based compensation - property management	4,616	4,408	4,030	3,866	3,928
Acquisition, other transaction costs and other	13,920	15,158	16,910	17,988	19,071
Hurricane-related charges, net	—	—	—	—	6,133
Loss on early extinguishment of debt	1,017	954	—	—	—
Adjusted EBITDAre	$896,679	$875,707	$860,086	$842,366	$827,550

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Property management expenses	$32,382	$30,666	$63,784	$61,466
Less: tenant charge-backs	(1,876)	(1,850)	(3,811)	(3,590)
Less: noncash share-based compensation - property management	(1,340)	(1,132)	(2,784)	(2,198)
Property management expenses, net	$29,166	$27,684	$57,189	$55,678

General and administrative expense	$21,693	$19,937	$43,578	$37,792
Less: noncash share-based compensation - general and administrative	(7,559)	(5,982)	(14,398)	(9,725)
General and administrative expense, net	$14,134	$13,955	$29,180	$28,067

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three and six months ended June 30, 2024 and 2023:

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2024	2023	2024	2023
Net income per common share–diluted	$0.25	$0.27	$0.55	$0.59
Adjustments:
Conversion from GAAP share count	(0.03)	(0.03)	(0.07)	(0.07)
Noncontrolling interests in the Operating Partnership	0.03	0.03	0.07	0.07
Gain on sale and impairment of single-family properties and other, net	(0.10)	(0.15)	(0.27)	(0.36)
Adjustments for unconsolidated joint ventures	—	—	0.01	—
Depreciation and amortization	0.28	0.27	0.55	0.56
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)	(0.02)	(0.02)
FFO attributable to common share and unit holders	$0.42	$0.38	$0.82	$0.77
Adjustments:
Acquisition, other transaction costs and other	0.01	0.01	0.01	0.02
Noncash share-based compensation - general and administrative	0.02	0.02	0.04	0.02
Noncash share-based compensation - property management	—	—	0.01	0.01
Core FFO attributable to common share and unit holders	$0.45	$0.41	$0.88	$0.82
Recurring Capital Expenditures	(0.06)	(0.05)	(0.09)	(0.09)
Adjusted FFO attributable to common share and unit holders	$0.39	$0.36	$0.79	$0.73

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Jun 30, 2024
Adjusted FFO attributable to common share and unit holders	$164,640
Common distributions	(109,290)
Retained Cash Flow	$55,350

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes I, and the Eighth Supplemental Indenture dated as of June 26, 2024 for the 2034 Unsecured Senior Notes II, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Amended and Restated Credit Agreement dated as of April 15, 2021, which has been filed as an exhibit to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in the Company’s subsequent filings with the SEC.

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Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer and Senior Executive Vice President

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer and Secretary

AMH Diversified Portfolio

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